EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2007 Ominbus Incentive Plan of Spark Networks, Inc. (formerly Spark Networks plc) of our report dated March 20, 2007, with respect to the consolidated financial statements of Spark Networks plc included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Yount LLP
Los Angeles, California

July 6, 2007